UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	January 26, 2007

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in its chapter)

NEVADA	000-52409	00-00000-00
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 ELTON AVENUE, LAS VEGAS, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		702-216-0472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management.

Section 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 26, 2007, Dudley Delphenha was appointed as a director of the Registrant.

From 1998 to 2000, Mr. Delapenha was the marketing director for Avani Water Corporation, of Vancouver, British Columbia, a bottled water manufacturer company, where he was responsible for all marketing initiatives for the organization. From 2001 through 2003, Mr. Delapenha was the President of Key Elements Consulting, specializing in marketing and business plans preparation for various clients.

Mr. Delphenha is the director, CEO and CFO of reporting issuer, being Smokers Lozenge Inc.

Mr. Delphenha does not have a family relationship with any other director or executive officer of the Registrant, he has not been a party to any transaction with the Registrant during the past fiscal year, nor is there any compensation plan or arrangement currently in place for Mr. Delphenha.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date : January 31, 2007	By :	/s/ WenXiang Ding
WenXiang Ding
President & CEO